UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2011

Independence Holding Company

(Exact name of registrant as specified in its charter)

Delaware	001-32244	58-1407235
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

96 Cummings Point Road

Stamford, CT 06902

(Address of principal executive offices, including zip code)

(203) 358-8000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements

(e)

As of July 1, 2011, the Compensation Committee of the Board of Directors of Independence Holding Company (the “Company”) approved and authorized changes to the compensation paid to the Company’s independent directors, in recognition of their efforts.  Effective as of July 1, 2011, each of the independent directors of the Company will be entitled to the following compensation:  (i) annual retainer in the amount of $36,000 (increased from $25,000); (ii) meeting fee attendance in the amount of $1,500 per meeting of the full Board, Audit Committee, Compensation Committee and any other Board committee (increased from $400); and (iii) annual restricted stock awards in the amount of 2,250 shares of common stock of the Company (increased from 750 shares).  In addition to the preceding compensation, the chairman of each Board committee will receive an annual fee in the amount of $9,000 (increased from $5,000).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

Date: July 5, 2011	By:	/s/ Adam C. Vandervoort
Name: Adam C. Vandervoort
Title: Vice President, General Counsel and Secretary

4816-1069-3641, v.  2